MHR CAPITAL PARTNERS MASTER ACCOUNT LP
By: MHR Advisors LLC, its General Partner
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019

MHR ADVISORS LLC
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019

MHR INSTITUTIONAL PARTNERS IIA LP
By: MHR Institutional Advisors II LLC, its General Partner
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019

MHR INSTITUTIONAL ADVISORS II LLC
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019

MHR INSTITUTIONAL PARTNERS III LP
By: MHR Institutional Advisors III LLC, its General Partner
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019

MHR INSTITUTIONAL ADVISORS III LLC
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019

MHR FUND MANAGEMENT LLC
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Managing Principal
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019